SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2003

Lightning Rod Software, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-18809	41-1614808
(Commission File Number)	(IRS Employer Identification No.)

5720 Smetana Drive, Suite 300
Minnetonka, Minnesota 55343
(Address of Principal Executive Offices and Zip Code)

(952) 939-3946
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant

     On July 24, 2003, Boulay, Heutmaker, Zibell & Co. P.L.L.P. resigned as the Registrant’s principal independent accountant. Boulay, Heutmaker, Zibell & Co. P.L.L.P. audited the Registrant’s financial statements for the fiscal year ended December 31, 2001, and rendered its report thereon. The Registrant has not yet engaged an independent accountant to audit the Registrant’s financial statements for the fiscal year ended December 31, 2002.

     There were not, in connection with the audit of the fiscal year ended December 31, 2001, and through any subsequent period preceding the resignation of Boulay, Heutmaker, Zibell & Co. P.L.L.P., any disagreements with Boulay, Heutmaker, Zibell & Co. P.L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Boulay, Heutmaker, Zibell & Co. P.L.L.P.’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such year. Boulay, Heutmaker, Zibell & Co. P.L.L.P.’s report on the financial statements of the Registrant for the fiscal year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle, except the audit report of Boulay, Heutmaker, Zibell & Co. P.L.L.P. on the consolidated financial statements as of and for the fiscal year ended December 31, 2001, contained a separate paragraph stating that the Registrant’s significant operating losses and its current inactive status raise substantial doubt about its ability to continue as a going concern and that the financial statements did not include any adjustments that might result from the outcome of this uncertainty.

     We have provided Boulay, Heutmaker, Zibell & Co. P.L.L.P. with a copy of this disclosure and we have requested that Boulay, Heutmaker, Zibell & Co. P.L.L.P. furnish us with a letter addressed to the Securities and Exchange Commission (“SEC”), stating whether it agrees with the above statements. A copy of Boulay, Heutmaker, Zibell & Co. P.L.L.P.’s letter to the SEC, dated July 24, 2003, is filed as Exhibit 99 to this Form 8-K.

Item 7. Financial Statements and Exhibits

(a)	Financial statement of businesses acquired:

Not applicable

(b)	Pro Forma financial information:

Not applicable

(c)	Exhibits:

See Exhibit Index on page following signatures.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTNING ROD SOFTWARE, INC.

	By	/s/ Thomas J. Patin

Date: July 28, 2003		Thomas J. Patin
General Counsel and Acting CEO

EXHIBIT INDEX

LIGHTNING ROD SOFTWARE, INC.
Form 8-K Current Report
Date of Report: July 24, 2003

Exhibit Number	Description

99	Letter from Boulay, Heutmaker, Zibell & Co. P.L.L.P. dated July 24, 2003, regarding agreement with statements made in this Form 8-K.